As filed with the Securities and Exchange Commission on October 19, 2023

Registration No. 333-270452

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PFS Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	92-2956265
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1730 Fourth Street
Peru, Illinois 61354
(815) 223-4300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric J. Heagy
President, Chief Executive Officer, Chief Financial Officer and Treasurer
PFS Bancorp, Inc.
1730 Fourth Street
Peru, Illinois 61354
(815) 223-4300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kip A. Weissman, Esq. Victor L. Cangelosi, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2028
Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

Sale to the Public Concluded October 17, 2023.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 258,750 shares of the 1,983,750 shares of common stock, $0.01 par value per share, of PFS Bancorp, Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on August 11, 2023.  The remaining 1,725,000 shares of common stock have been offered and sold in accordance with and as described in the Prospectus dated August 11, 2023, as filed pursuant to Securities Act Rule 424(b) on August 21, 2023 (the “Prospectus”).  The Registrant has determined that no further shares of common stock will be offered and sold by it pursuant to the Prospectus.  The Registrant, therefore, requests deregistration of the 258,750 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peru, State of Illinois, on October 19, 2023.

PFS BANCORP, INC.

By:	/s/ Eric J. Heagy
Eric J. Heagy President, Chief Executive Officer, Chief Financial Officer and Treasurer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Heagy Eric J. Heagy	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director (Principal Executive Officer)	October 19, 2023

/s/ Michael J. Rooney * Michael J. Rooney	Chairman of the Board	October 19, 2023

/s/ Jonathan F. Brandt * Jonathan F. Brandt	Vice Chairman of the Board	October 19, 2023

/s/ James J. Brady, IV * James J. Brady, IV	Director	October 19, 2023

/s/ Cynthia L. Kurkowski * Cynthia L. Kurkowski	Director	October 19, 2023

/s/ Dale R. Tieman * Dale R. Tieman	Corporate Secretary and Director	October 19, 2023

*  Pursuant to Power of Attorney dated March 10, 2023.